APPLICATION
               FOR A DEFERRED MODIFIED GUARANTEED ANNUITY CONTRACT

In this application Valley Forge Life Insurance Company is referred to as "we", "our" or "us".

1.   Desired Contract:__________________________________________________________


2.   Proposed Annuitant:

     Name:__________________________________________Social Security #:__________
         (Last)            (First)        (Initial)

     Address:___________________________________________________________________
                 (Street)               (City)          (State)      (Zip)

    Sex:   |_| Male         |_| Female   Date of Birth:_________________________
                                                       (Month)   (Day)   (Year)

3.   Proposed Owner (if other than proposed annuitant):

     Name:______________________________________________________________________

     _______________________Tax I.D. or Social Security #:______________________


     Address:___________________________________________________________________
                 (Street)                (City)            (State)         (Zip)

4.   Proposed Contingent Owner

     Name:_______________________ Tax I.D. or Social Security #:________________

     Address:___________________________________________________________________
             (Street)                    (City)         (State)      (Zip)

5.   Beneficiary (include name and relationship to proposed annuitant):_________
     ___________________________________________________________________________
     ___________________________________________________________________________


6.   Desired Annuity Date:______________________________________________________
                                (Month)          (Day)           (Year)

7. Desired Annuity Option. (If no box is checked, the contract will be issued with the Life Annuity with 10 Year Certain Period as the annuity option.)

     |_| Life Annuity
     |_| Life Annuity with 10 year Certain Period
     |_| Life Annuity with 20 year Certain Period
     |_| Joint Life and Survivorship Annuity
     |_| Joint Life Annuity with Payments Reduced One-Half at Payee's Death
     |_| Other_________________________________________________________________
     If a joint life annuity is elected, complete the following for the joint payee:

       Name:___________________________________Social Security #:_______________

       Sex: |_| Male     |_| Female    Date of Birth:___________________________
                                                    (Month)   (Day)      (Year)

8.   The annuity will be used in the type of plan checked below:
     |_| Corporate Qualified Pension Plan  |_| Spousal Individual Retirement
                                               Annuity
     |_| 401K                              |_| Rollover Individual Retirement
                                               Annuity
     |_| Simplified Employee Pension Plan  |_| Contract will not be used in
                                               tax-qualified  plan
     |_| Regular Individual Retirement     |_| Other:___________________________
         Annuity

                           (also complete other side)


V206-364-A

9.   Allocations

     Your initial Net Purchase Payment will be allocated as indicated below. Selections must total 100%. Minimum initial allocation to any single option is $500 or 1%. No fractional percentages.

               ___% Indexed Option         Guaranteed Interest Option
                                            ____%  1 Year      ____%  7   Year
                                            ____%  3 Year      ____%  10  Year
                                            ____%  5 Year      ____%  ___ Year

10. Have you received a copy of the current prospectus?     |_|Yes  |_| No

11. Contribution Submitted with Application: $__________________________________

12. Will the contract applied for replace or change any life insurance or annuity coverage in force on the life of the proposed annuitant?
    |_| Yes |_| No

    If yes, give details________________________________________________________

13. Corrections, notations, and changes made by us._____________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

The proposed annuitant will be the owner of the contract unless a different owner is named in item 3 above. The proposed annuitant declares that all statements and answers above are made a part of this application and that they are complete and true, to the best of his or her knowledge and belief, and correctly recorded. If we accept this application, the entire contract will consist of this application, the contract to which it is attached and riders attached to the contract. If the owner accepts the contract it means he or she agrees to corrections, notations and changes made in item 13 above, except in those states where written consent is required.

Dated at _______________________________________ Signed_________________________
                                                          Proposed Annuitant
This_____Day of_______________________, 19______ Signed_________________________
                                                          Applicant (if other
                                                        than proposed annuitant)
Witness_________________________________________    By_________________________
                 Agent/Registered Rep                 Signed and title of person
                                                      signing for corporation,
                                                      partnership or trust as
                                                      applicant
V206-364-A
                          AGENT'S REPLACEMENT QUESTION

Do you have knowledge or reason to believe that the annuity applied for by this application will replace or change any insurance or annuity coverage currently in force on the life of the proposed annuitant? |_| Yes |_| No
If yes, give details____________________________________________________________

Dated__________________________________Signed___________________________________
                                                    Agent/Registered Rep

                                AGENT TRANSMITTAL
NOTE:    THE WRITING AGENT'S NAME MUST BE PRINTED. THE NAME ENTERED MUST BE
IDENTICAL TO THE SA NAME ON THE AGENT'S STATE LICENSE.

Agent/Registered Rep Name_________________Agent Code_______________Percent______

Broker/Dealer Name________________________Address_______________________________

Agent/Registered Rep Name_________________Agent Code_______________Percent______

Broker/Dealer Name________________________Address_______________________________